Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260473) of RLX Technology Inc. of our report dated April 17, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

By:	/s/ PricewaterhouseCoopers Zhong Tian LLP
Name:	PricewaterhouseCoopers Zhong Tian LLP
Date:	April 17, 2025